EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-218111 on Form S-6 of our report dated June 30, 2017, relating to the statement of financial condition, including the portfolio of investments, of Morgan Stanley Global Investment Solutions — Momentum Strategy 2017, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 30, 2017